Exhibit 10.1 - Separation Agreement dated December 20, 2005 between First Commonwealth
                        Financial Corporation and E. James Trimarchi.

SEPARATION AND RELEASE AGREEMENT

          This SEPARATION AND RELEASE AGREEMENT (this "Agreement") is effective as of December 20, 2005, by and between E. James Trimarchi ("Executive") and First Commonwealth Financial Corporation, a Pennsylvania corporation (the "Company").

RECITALS

          A.           Executive has served as a Director and as Chairman of the Board of Directors of the Company since 1990 and has played a vital role in the growth and development of the Company and its subsidiaries since the Company's inception.

          B.           Executive now wishes to retire from his positions as a director and executive officer of the Company.

          C.           In recognition of the Executive's many contributions and years of service to the Company, in exchange for the waiver and release set forth in this Agreement, and for other good and valuable consideration, the Company desires to compensate the Executive and provide continued benefits to Executive and his spouse in accordance with the terms and conditions of this Agreement.

AGREEMENT

          Accordingly, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.           Resignation.  Effective as of 11:59 p.m., December 20, 2005 (the "Effective Time"), Executive hereby resigns from any and all positions with the Company and its subsidiaries, including, without limitation, as Chairman of the Board of Directors of the Company, as a Director of the Company, and as a director, executive officer or employee of any direct or indirect subsidiary of the Company.

          2.           Separation Payment; Benefits.  In consideration of the release given by Executive in Section 3, the Company agrees to pay Executive (or Executive's beneficiary as provided in Section 4) separation payments in the aggregate amount of $817,400, representing two times the Executive's current base salary, payable in fifty two (52) equal bi-weekly installments of $15,719.23 in accordance with the Company's normal payroll schedule and subject to all applicable withholding taxes.  For a period beginning on the Effective Date, the Company will, at the Company's sole cost and expense, provide lifetime medical insurance benefits to the Executive and the Executive's spouse with the same level of medical insurance benefits and with substantially the same terms and conditions as exist on the Effective Date; provided, however, that if the Executive is determined to be ineligible to receive any of the foregoing benefits under a plan maintained by the Company, the Company will use its reasonable best efforts to assist the Executive and his immediate family to find replacement medical insurance with coverage at the level in effect on the Effective Date and shall pay all premiums associated with such replacement medical insurance.

          3.           Release.  In consideration for the promises contained herein, Executive, for himself and his heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally releases and forever discharges the Company, its direct and indirect subsidiaries and each of their respective affiliates, directors, officers, employees, agents, successors and assigns (collectively, the "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, suits, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, (a) claims arising directly or indirectly out of the Executive's employment by the Company and the cessation of the Executive's employment, including, without limitation, claims in equity, tort or law for wrongful discharge, breach of contract whether express or implied, personal injury, defamation, mental anguish, injury to health and reputation, workers compensation, or compensation or benefits of any kind or nature, (b) claims under federal, state or local laws prohibiting discrimination on account of age, national origin, race, sex, handicap, religion and similar classifications, including, without limitation, claims under the Civil Rights Acts of 1866 and 1867; the Civil Rights Act of 1964, Title VII, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; the Older Workers Benefit Protection Act of 1990, as amended; the Family and Medical Leave Act, the Americans with Disabilities Act of 1990; the Equal Pay Act, the Fair Labor Standards Act of 1938; the Employee Retirement Income Security Act of 1974, as amended; the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment and Collection Law, the Pennsylvania Minimum Wage Act, or the Pennsylvania Equal Pay Law; and (c) any claim under any employee benefit plan maintained by the Company or any claim for severance pay or benefits (except, in each case, in accordance with Section 2 of this Agreement), stock, equity, incentive or bonus compensation or any other claims for compensation of any kind or nature whatsoever, which Executive now has, or ever claimed to have, or could claim against each or any of the Releasees.

          4.           Beneficiaries.  If the Executive shall die prior to the payment of all of the separation payments required by Article 2 hereof, then all remaining separation payments shall be paid to the beneficiary or beneficiaries designated by the Executive on Schedule 1 of this Agreement at the same time, and in the same amount, as would have been payable to the Executive.  The designation of a beneficiary for purposes of this Section 4 shall be revocable during the lifetime of the Executive.

          5.           Return of Company Property.  The Executive hereby agrees, represents and warrants that, as of the Effective Date, he shall have returned to the Company all documents (including copies and computer records thereof) of any nature which relate to or contain proprietary or confidential information concerning Company, its customers, or employees, and any and all property of the Company which has been in his possession, including any computers, computer programs or limited use software licenses in his possession. The Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by the Executive relating to the business of the Company shall be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of the Executive.  Information in the public domain or information that is commonly known by or available to the public through the

Company's press releases, public documents, annual reports, SEC filings or other public filings shall not be considered proprietary or confidential information.

          6.           Advice and Assistance.  From and after the Effective Date, Executive agrees to provide, without charge, such advice and assistance as the Company may reasonably request to ensure the orderly transition of Executive's knowledge and expertise and contacts and relationships with customers, vendors and employees of the Company.

          7.           Miscellaneous.

                    a.           Construction.  This Agreement constitutes a fully negotiated agreement among the parties, each with the aid and assistance of legal counsel.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and shall be construed and interpreted as though drafted by all the parties to this Agreement.

                    b.           Waiver and Amendment.   No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the party against whom enforcement of the amendment or waiver is sought. No waiver by any party on any occasion shall extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder.

                    c.           Assignment.  This Agreement may not be assigned by either party without the prior written consent of the other parties.  Subject to that limitation, this Agreement shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                    d.           Headings.  The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                    e.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

                    f.           Complete Agreement.  This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by the parties, written or oral, which may relate to the subject matter hereof.

                    g.           CHOICE OF LAW.  EXCEPT FOR THE FEDERAL ARBITRATION ACT, THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

Signature page follows.

          IN WITNESS WHEREOF, the parties have executed this Separation and Release Agreement as of the date set forth above.

                                                               FIRST COMMONWEALTH FINANCIAL
                                                               CORPORATION

                                                               By:__/s/Joseph E. O'Dell
                                                               Name:  Joseph E. O'Dell
                                                               Title:    President and Chief Executive Officer

                                                               ACCEPTED by Executive on the 20th day of
                                                               December, 2005:

                                                               _/s/ E.. James Trimarchi
                                                               E. James Trimarchi

Schedule 1

Beneficiaries of the Executive

The E. James Trimarchi Revocable Trust